Exhibit 21

Registrant Subsidiary Listing

Name	State/Country of Incorporation
COTSWORKS, Inc.	Delaware
Curlin Medical Inc.	Delaware
Moog MDG SRL	Costa Rica
Viltechmeda UAB	Lithuania
ZEVEX, Inc.	Delaware
Data Collection Limited	New Zealand
Genesys Aerosystems, Inc.	Delaware
Moog Australia Pty., Ltd.	Australia
Moog do Brasil Controles Ltda.	Brazil
Moog Controls Corp.	Ohio
Moog Controls Hong Kong Ltd.	Hong Kong
Moog Control System (Shanghai) Co., Ltd.	People's Republic of China
Moog Industrial Control (Shanghai) Co., Ltd.	People's Republic of China
Moog Industrial Control (Suzhou) Co., Ltd.	People's Republic of China
Moog Controls (India) Pvt. Ltd. (56% Moog Inc.; 44% Moog Singapore Pte. Ltd.)	India
Moog Controls Ltd.	United Kingdom
Moog Reading Limited	United Kingdom
Moog Fernau Ltd.	United Kingdom
Moog Norden AB	Sweden
Moog Wolverhampton Limited	United Kingdom
Moog Holding GmbH & Co. KG	Germany
Moog B.V.	Netherlands
Moog GmbH	Germany
HMS - Hybrid Motion Solutions GmbH (Joint Venture - 50%)	Germany
Moog Italiana S.r.l.	Italy
Moog Rekofa GmbH	Germany
Moog GAT GmbH	Germany
GAT Transmission Technology (Beijing) Co. Ltd.	People's Republic of China
Moog Luxembourg Finance S.A.R.L.	Luxembourg
Focal Technologies Corporation	Nova Scotia
Moog International Financial Services Center S.a.r.l.	Luxembourg
Moog Ireland Limited	Ireland
Cashewglen Limited	Ireland
Team Accessories Limited (d/b/a Moog MRO Services)	Ireland
Moog Japan Ltd.	Japan
Moog Korea Ltd.	South Korea
Moog Military Aircraft LLC	New York
Moog Receivables LLC	Delaware
Moog S.A.R.L. (95% Moog Inc.; 5% Moog GmbH)	France
Moog Singapore Pte. Ltd.	Singapore
Moog Aircraft Services Asia PTE LTD. (Joint Venture - 51%)	Singapore
Moog India Technology Center Pvt. Ltd.	India
Moog Motion Controls Private Limited	India
Moog Verwaltungs GmbH	Germany
S-TEC Corporation	Texas

All listed subsidiaries are wholly owned by the Corporation, directly or indirectly, unless otherwise noted. Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary, as defined by Rule 1-02 of Regulation S-K.